UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 7, 2010

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

State of Delaware	33-60032	62-1518973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Tillman Street Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

(901) 320-8100
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

Reference is made to the Indenture for the 8.5% Senior Notes due 2013 (the "2013 Notes"), dated September 22, 2003 (the “Original 2013 Note Indenture”), among Buckeye Technologies Inc (the “Company”), the guarantors named therein and Bank of New York Mellon Trust Company, as trustee, (filed as an exhibit to the Company’s Report on Form S-4 filed on October 30, 2003 and incorporated herein by this reference), as amended by the First Supplemental Indenture, dated as of July 1, 2009 (filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and incorporated herein by this reference) (the Original 2013 Note Indenture, as so amended, the "2013 Note Indenture").

On October 1, 2010 the remaining $140 million of the 2013 Notes were redeemed.  As a result of that redemption, the 2013 Notes Indenture has been terminated.

Item 7.01.    Regulation FD Disclosure.

On October 7, 2010, the Company issued a press release, which is incorporated herein as Exhibit 99.1, announcing, as described in Item 1.02 above, that it had completed the redemption of the 2013 Notes on October 1, 2010.

Item 9.01                      Financial Statements and Exhibits.

 (d) Exhibits.

99.1.	Press release dated October 7, 2010 (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE TECHNOLOGIES INC.

By:	/s/ Steven G. Dean
Steven G. Dean
Senior Vice President and Chief Financial Officer
Date: October 7, 2010